Exhibit j 1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds, MainStay Funds Trust and Eclipse Funds and the Board of Directors of Eclipse Funds, Inc:

We consent to the use of our reports dated December 22, 2011, with respect to the financial statements of The MainStay Funds comprising MainStay Common Stock Fund, MainStay Convertible Fund, MainStay Flexible Bond Opportunities Fund, MainStay Global High Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay Income Builder Fund, MainStay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Money Market Fund, and MainStay Tax Free Bond Fund; MainStay Funds Trust comprising MainStay 130/30 Core Fund, MainStay 130/30 International Fund, MainStay Conservative Allocation Fund, MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch International Small Cap Fund, MainStay Epoch U.S. All Cap Fund, MainStay Epoch U.S. Equity Fund, MainStay Floating Rate Fund, MainStay Growth Allocation Fund, MainStay Growth Equity Fund, MainStay High Yield Municipal Bond Fund, MainStay ICAP Equity Fund, MainStay ICAP Global Fund, MainStay ICAP International Fund, MainStay ICAP Select Equity Fund, MainStay Indexed Bond Fund, MainStay Intermediate Term Bond Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, MainStay S&P 500 Index Fund, MainStay Short Term Bond Fund, MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, and MainStay Retirement 2050 Fund; Eclipse Funds comprising MainStay Balanced Fund and MainStay U.S. Small Cap Fund; and Eclipse Funds Inc. comprising MainStay High Yield Opportunities Fund (collectively the “Funds”), as of and for the year ended October 31, 2011, incorporated herein by reference, and to the references to our firm in the introduction to and under the headings “Disclosure of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement for the MainStay Cornerstone Growth Fund.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 1, 2012